UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): 01/14/19

Turner Valley Oil & Gas, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1600 West Loop South, Suite 600, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-713-588-9453

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 1.01.  Entry into a Material Definitive Agreement

Turner entered into an acquisition agreement with American Sealcoating / Visco Paving D.B.A Vision Services LLC (“American”) with terms as follows:

To that end, Turner Valley Oil & Gas, Inc. proposes the following acquisition transaction and financial considerations to American:

  1. Acquisition And Capital Structure:

1.1.	The agreement as summarized herein is valid to be signed and approved by the seller till Friday November 23rd, 2018 Midnight time CST. If not approved by then, it will need to be revised by the buyer again..
1.2.	The buyer will provide a period of exclusivity to the seller to close the deal which will continue till the established closing date when PSA (Purchasing and Sales Agreement) is signed. The seller will not negotiate or speak to other parties during this period.
1.3.	Transaction Asset Purchase Agreement which implies that American will continue to operate like it does once transferred to NewCo.
1.4.	Turner Valley Oil & Gas, Inc. will establish “NewCo” name to be determined to transfer assets into which Turner Valley Oil & Gas, Inc. will acquire assets into, sale subject to tax review by both parties and unforeseen liability protection.
1.5.	The assets and all the business components of American will be sold free of any liabilities.
1.6.	American must be able to be audited. Internal accounting for any data is responsibility of American. All audit costs are responsibility of Turner Valley Oil & Gas, Inc..
1.7.	Employment agreements for the current owners will be negotiated at a compensation and benefits level, based on fair value market rates.
1.8.	Turner Valley Oil & Gas, Inc. believes that there is a lot of room for business expansion with the existing infrastructure however, Turner Valley Oil & Gas, Inc. also plans to provide capital for company expansion as per a mutually agreeable strategy.

  2. Investment Growth Plan:

2.1.	Turner Valley Oil & Gas, Inc. will provide capital to grow the business as outlined in a detailed use of proceeds and business plan organized by input from American and approved by Turner Valley Oil & Gas, Inc..
2.2.	Turner Valley Oil & Gas, Inc. will invest $50,000 into American over 12-24 months.
2.3.	As results are reflected in line with the forecasts an additional $50,000 will be invested into growth.
2.4.	Such capital expenditures will go toward additional equipment, expansion of staff, marketing and development.
2.5.	Turner Valley Oil & Gas, Inc. management takes over responsibilities of back office, day to day operations, some sales and development.
2.6.	Current management person(s) stays on to focus on “boots on the ground” work until employee can be hired to handle it and focuses the rest of the time on growth and expansion.
2.7.	Current management person(s) works part-time to start or as required to maintain current business run-rate.

2.8.	Current management person(s) performance evaluation every 6 months where additional compensation will be negotiated as outlined in detailed forecasts and as more hours are required.

  3. Proposed Trade:

3.1.	Numbers are used for discussion purposes only combining equity and debt capital to pay cash at closing to sellers and provide growth capital.

Structure		%
Cash At Closing	$137,500.00	55%
Equity Retained	$112,500.00	45%
Total	$250,000.00	100%

  4. Summary Terms:

4.1.	These are subject to finalize valuation, structure of deal and for discussion purposes only and available for counter proposal.

4.2.	To American Group:

4.2.1.	Paid at closing to owner's: $137,500.00.
4.2.2.	Equity (rolled-in) contributed $112,500.00 or 45% of the purchase price.
4.2.3.	Expansion capital of $50,000.00 is invested into business over time.

Item 7.01. Regulation FD Disclosure.

The Company intends to issue a press release on 01/15/19 to provide investors with updates regarding this acquisition. The update is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release planned to issue by the Company on 01/15/19

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Dated: 01/14/19

Turner Valley Oil and Gas, Inc.

By: /s/ Steve Helm

Steve Helm, President/CEO/Director